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
                                              HADRON, INC. AND SUBSIDIARIES
                                COMPUTATION OF EARNINGS PER SHARE ASSUMING FULL DILUTION

                                                                     Nine Months Ended           Three Months Ended
                                                                         March 31,                   March 31,
                                                                      --------------            --------------------
                                                                        1996                        1996
                                                                    ------------                ------------
  Net Income                                                              $111,561                    $49,868

                                                                           ========                   ========
  Interest expense related to note assumed converted                        27,712                     $8,511
                                                                       ------------               ------------
  Net Income with interest on note assumed converted                      $139,273                    $58,379
                                                                           ========                   ========
  Weighted average shares of common stock outstanding                    1,501,553                  1,503,685

  Weighted average affect of common stock equivalents                      109,122                    101,194

  Assumed conversion of note payable-related party
    into common stock                                                    1,200,000                  1,200,000
                                                                       ------------               ------------


  Weighted average shares outstanding                                    2,810,675                  2,804,879
                                                                       ------------               ------------

  Net income per common share and common share
    equivalent - assuming full dilution                                      $0.04                      $0.02
                                                                           ========                   ========


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